FIRST AMENDMENT TO
                              LOAN AGREEMENT


     This First Amendment (the "First Amendment") dated and effective as of February 26, 1999 is an amendment to that certain Loan Agreement (the "Agreement") by and between MCO Properties Inc., a Delaware corporation, MCO Properties L.P., a Delaware limited partnership, Horizon Corporation, a Delaware corporation, Horizon Properties Corporation, a Delaware corporation and Westcliff Development Corporation, a Texas corporation (collectively, "Borrower"), and Southwest Bank of Texas, N.A., a national banking association ("Lender"), dated October 30, 1998, governing the establishment of a credit facility in the amount of $14,000,000.00, upon the terms and conditions as set forth in the Agreement.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and Lender agree as follows:

     1.   General

          a. All terms used in this Amendment shall have the meanings ascribed to them in the Agreement unless otherwise indicated herein.

          b. The Agreement shall be in full force and effect except as specifically provided herein.

     2.   Amendment

          a. Paragraph 5(a) of the Agreement is hereby deleted and restated in its entirety as follows:

               As soon as available, and in any event within forty-five
(45) days following the close of each calendar quarter (beginning March 31, 1999), Borrower shall deliver to Lender an unaudited financial statement showing the financial condition of Borrower at the close of each such quarter and the results of operations during such quarter, which financial statements shall include, but shall not be limited to, a profit and loss statement, balance sheet, cash flow statement and such other matters as Lender may reasonably request; all such quarterly financial statements shall be certified on the face thereof by the chief financial officer of Borrower, or any person acceptable to Lender, and shall be forwarded to Lender with a letter of transmittal from him in which he shall certify that Borrower is in compliance with all of the affirmative covenants contained in this Paragraph and further stating that no Event of Default exists in the performance by Borrower of any of the other terms, conditions and covenants required under this Agreement to be performed by Borrower;


     All other provisions of the Agreement not specifically amended by the terms of this First Amendment remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.



BORROWER:                               LENDER:


MCO PROPERTIES INC.,                    SOUTHWEST BANK OF TEXAS, N.A.
a Delaware corporation                  a national banking association


By:  /S/ J. RICHARD ROSENBERG           By:  /S/ CHRISTOPHER M. DENISON
     J. Richard Rosenberg, Vice              Christopher M. Denison,
          President                               Vice President



MCO PROPERTIES L.P.,
a Delaware limited partnership

By:  MCO PROPERTIES INC.,
     general partner


By:  /S/ J. RICHARD ROSENBERG
     J. Richard Rosenberg, Vice
          President


HORIZON CORPORATION,
a Delaware corporation


By:  /S/ J. RICHARD ROSENBERG
     J. Richard Rosenberg, Vice
          President


HORIZON PROPERTIES CORPORATION,
a Delaware corporation


By:  /S/ J. RICHARD ROSENBERG
     J. Richard Rosenberg, Vice
          President



WESTCLIFF DEVELOPMENT CORPORATION,
a Texas corporation


By:  /S/ J. RICHARD ROSENBERG
     J. Richard Rosenberg, Vice
          President